EXHIBIT 99.1





FOR IMMEDIATE RELEASE:                     CONTACT:  Dwayne Powell, CEO
                                                     870-802-1700


             POCAHONTAS BANCORP, INC. ANNOUNCES NON-COMPLIANCE WITH
                           NASDAQ LISTING REQUIREMENTS

Jonesboro, Arkansas, January 26, 2006-- Pocahontas Bancorp, Inc. (Nasdaq-NMS:PFSL) announced that the Company today received a letter from the Nasdaq Stock Market dated January 19, 2006 advising that the Company fails to comply with the requirements of Nasdaq Market Place Rule 4350(c)(1) for continued listing on the Nasdaq Stock Market. The rule requires that a majority of the Company's Board of Directors be independent. Pursuant to Nasdaq requirements and the letter, the Company has adopted a specific plan and timetable to achieve compliance with the independence requirements of Nasdaq and avoid delisting. Pursuant to the plan, the Company expects to appoint an additional independent director to its Board of Directors within three months.